EXHIBIT 10.22

ROBERT  M.  LICHTEN
Partner

                                                                  May 13, 1996

712  Fifth  Avenue
New  York,  N.  Y.  10019
Phone  (212)  581-2135
Fax  (212)  581-233

Search  Capital  Group,  Inc.
700  North  Pearl  Street
Suite  400  L.B.  401
Dallas,  Texas  75201-2809

Attention:          Mr.  James  F.  Leary
          Vice  Chairman  -  Finance

Gentlemen:

The purpose of this letter is to set forth the terms of the engagement by Search Capital Group, Inc. (the Company") of Inter-Atlantic Securities Corp. ("Inter-Atlantic"). The Company is considering offering subordinated debt with warrants exercisable into the common stock of the Company or a similar security (the "Subordinated Debt"). It is currently contemplated that the Subordinated Debt will be sold directly to sophisticated investors in a private offering (a "Private Placement").

1. The Company hereby engages Inter-Atlantic to act as its exclusive placement agent for all Private Placements or public offerings of Subordinated Debt undertaken by the Company during the term of Inter-Atlantic's engagement hereunder.


2. The term of this engagement shall extend until December 31, 1996 from the date of execution of this letter, and may be extended by written mutual agreement of the parties.


3. In undertaking this assignment, Inter-Atlantic will use its best efforts to provide the following investment banking and financial advisory services to the Company:

(a) Perform a due diligence investigation of the business, operations, financial condition, forecasts, and prospects of the Company to the extent needed;

(b) Advise the Company on market conditions and the likely reception accorded a Private Placement of the Subordinated Debt:

(c) Assist the Company in preparing an offering memorandum and marketing materials;

(d) Develop a marketing plan (including identifying and introducing prospective investors) for use in the private placement market;

(e)          Assist  in  implementation  of the marketing plan for the Private
Placement;

(f)          Assist  in  presentations  to  potential  investors;

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Search  Capital  Group,  Inc.
May  13,  1996



(g) Make recommendations to the Company during the course of the engagement regarding any changes or modification of the financing program, if necessary;

(h) Provide such other financial advisory and investment banking services as may be mutually determined.

(i)          Assist  in  the  closing  of  the  transaction;  and

(j) Provide such other financial advisory and investment banking services as may be mutually determined.


4. If during the term of Inter - Atlantic's engagement hereunder the Company proposes to issue Subordinated Debt in the public market, the Company will invite Inter - Atlantic to be engaged as its lead underwriter with respect to such issuance on usual and customary terms and conditions, as shall be agreed upon by the Company and Inter - Atlantic.

     The Company hereby agrees to pay Inter - Atlantic, as compensation for its services pursuant to any Private Placement, the following fees:

(a) Marketing Fee: The Company shall pay to Inter - Atlantic a Marketing Fee in the amount of $50,000 after Inter - Atlantic has produced an offering memorandum for potential investors. Any payments made under this paragraph 4
(a) shall be credited against any fee which becomes payable by the company to Inter - Atlantic.

(b) Private Placement Fee: The Company shall pay to Inter - Atlantic a Private Placement Fee, which fee shall be payable on the date of the closing. The Private Placement Fee shall be equal to 4.5% of the gross par amount of Subordinated Debt sold. One-half the Private Placement Fee will be paid in cash and one half in Subordinated Debt, which will be valued at par and issued on the same terms as provided to the investors. It is understood by all parties that the Private Placement Fee is not payable on Subordinated Debt provided by Pecks Management Partners, Ltd. or Kleinwort Benson, Ltd. or their subsidiaries.

(c) Subsequent Events: If within 12 months of the termination of Inter - Atlantic's engagement hereunder, the Company consummates a private placement or public offering of Subordinated Debt involving an investor (a) with whom negotiations or discussions had occurred and (b) who had been identified by Inter - Atlantic, during the term of Inter - Atlantic's engagement hereunder, then in each such case Inter - Atlantic shall be paid a Private Placement Fee, in an amount and at the time provided in Section 4(b); provided that no fee shall be payable under this Section 4(c) if Inter - Atlantic has previously been paid a Private Placement Fee pursuant to Section 4(b) above following the closing of the Private Placement or public offering of Subordinated Debt.

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Search  Capital  Group,  Inc.
May  13,  1996



5. In addition to any fees that may be payable to Inter - Atlantic hereunder and regardless of whether any proposed private placement is consummated, the Company hereby agrees from time to time, upon request, to reimburse Inter - Atlantic for all reasonable travel, legal and other out-of-pocket expenses incurred in performing the services hereunder, including fees and disbursements of Inter - Atlantic's counsel.

6. Inter - Atlantic agrees to keep confidential all non-public information which it receives or develops concerning the Company and to disclose that information only with the consent of the Company or as required by law or legal process.

7. The Company agrees that except as required by applicable law, any advise to be provided by Inter - Atlantic under this engagement letter shall not be disclosed publicly or made available to third parties without the prior approval of Inter -Atlantic, which approval shall not be unreasonably withheld.

8. The Company and Inter - Atlantic acknowledge and agree that there are no brokers, representatives or other persons which have an interest in compensation due to Inter - Atlantic from any transaction contemplated herein.

9. It is understood that the confidentiality, compensation, and indemnification provisions contained in this Agreement shall remain operative and in full force and effect regardless of any termination of the Agreement.

10. The Company agrees to indemnify Inter - Atlantic in accordance with the indemnification letter which is attached hereto as Exhibit A.

11. This engagement letter and the indemnification letter, attached as Exhibit A, incorporate the entire understanding of the parties with respect to the subject matter of this agreement and supersede all previous agreements should they exist.

12. The Agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of New York.

13. This letter may be terminated on either party's written request with 30 day's notice, subject to the right of Inter - Atlantic to receive any fees due and payable hereunder and receive reimbursement for its reasonable out-of-pocket expenses incurred prior to such termination. Such a fee obligation will not be incurred in the case of Inter-Atlantic's termination for cause, in which case Inter - Atlantic may be terminated immediately and shall  only  be  entitled  to  receive  reimbursement  for  its  reasonable
out-of-pocket  expenses.    No  termination,  however,  shall  affect  the
indemnification and contribution obligations of the Company attached as Exhibit A

Frederick S. Hammer, A Director of the Company, is affiliated with Inter-Atlantic and will not participate in this engagement.

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Search  Capital  Group,  Inc.
May  13,  1996



Please confirm the foregoing is in accordance with our understandings and agreements by signing and returning to Inter - Atlantic the duplicate of this letter enclosed herewith.

                          Very  truly  yours,

                          INTER  -  ATLANTIC  SECURITIES  CORP.


                   By:       _/s/  Robert  M.  Lichten
                        ------------------------------
                        Name:    Robert  M.  Lichten
                        Title:    Partner

     Accepted  and  Agreed  to:

     SEARCH  CAPITAL  GROUP,  INC.


                   By:          _/s/  James  F.  Leary
                        ------------------------------
                        Name:    James  F.  Leary
                        Title:  Vice  Chairman,  Finance

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Search  Capital  Group,  Inc.
May  13,  1996



                                 EXHIBIT A


                              INDEMNIFICATION


Recognizing that transactions of the type contemplated in this engagement sometimes result in litigation and that Inter - Atlantic's role is advisory, the Company agrees to indemnify Inter - Atlantic (including its affiliated entities and its officers, directors, agents, employees and controlling persons) to the full extent lawful against claims, losses and reasonable expenses as incurred (including expense of investigation and preparation and reasonable fees and disbursements of Inter - Atlantic's engagement, and if such indemnification were for any reason not to be available, to contribute to the settlement, loss or expenses involved in the proportion that the Company's interest bears to Inter - Atlantic's interest in the transaction. However, such indemnification and contribution shall not apply to any claim, loss or expense which arises from Inter - Atlantic's bad faith or gross negligence in performing its services hereunder.

The indemnity and contribution provided herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any transaction referred to herewith, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 (a) of the Securities Exchange Act of 1934, as amended) any party hereto or any other person entitled to indemnification or contribution, or (iii) any termination or the completion or expiration of this agreement of Inter - Atlantic's engagement as the Company's financial advisor and (iv) whether or not Inter-Atlantic shall, or shall be called upon to, render any formal or advise in the course of such engagement.

                          Very  truly  yours,

                          INTER  -  ATLANTIC  SECURITIES  CORP.


                   By:       _/s/  Robert  M.  Lichten
                        ------------------------------
                        Name:    Robert  M.  Lichten
                        Title:    Partner

     Accepted  and  Agreed  to:

     SEARCH  CAPITAL  GROUP,  INC.


                   By:          _/s/  James  F.  Leary
                        ------------------------------
                        Name:    James  F.  Leary
                        Title:  Vice  Chairman,  Finance